                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Kaydon Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               KAYDON CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                                                                  Tampa, Florida
                                                                   March 5, 1997

To Shareholders:

     The Annual Meeting of Shareholders of Kaydon Corporation ("Kaydon") will be held at Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, Florida on Friday, April 25, 1997 at 10:00 a.m. for the following purposes:

          (1) to elect a Board of Directors;

          (2) to approve an amendment to the Kaydon Corporation 1993 Stock Option Plan to enable options granted under the Plan to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code; and

          (3) to transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on February 24, 1997 are entitled to notice of and to vote at the meeting.

                                           JOHN F. BROCCI
                                           Vice President Administration
                                           and Secretary

     THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY.

You can help avoid the necessity and expense of sending a follow-up letter by the prompt completion and return of the enclosed proxy whether or not you expect to attend the Annual Meeting of Shareholders. For your convenience, there is enclosed a self-addressed envelope requiring no postage if mailed in the United States.

                               KAYDON CORPORATION
                          ARBOR SHORELINE OFFICE PARK
                         19345 U.S. 19 NORTH, SUITE 500
                           CLEARWATER, FLORIDA 34624
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 25, 1997

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                                                   March 5, 1997

INTRODUCTION

     The Annual Meeting of Shareholders of Kaydon Corporation ("Kaydon") will be held on Friday, April 25, 1997, at the Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, Florida at 10:00 a.m. for the purposes set forth in the accompanying notice. This statement is furnished in connection with the solicitation by Kaydon's Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof. Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.

     Participants in the Kaydon Corporation Employee Stock Ownership and Thrift Plan, the Electro-Tec Corporation Employee Retirement Benefit Plan and the Seabee Corporation Pension and Retirement Savings Plan will receive separate voting instruction cards covering the shares held for participants in those Plans. Voting instruction cards must be returned or the shares will not be voted by the trustee.

     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Kaydon, or by attending the Annual Meeting and voting in person.

     At the Annual Meeting, holders of Kaydon's Common Stock shall have one vote per share.

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the accompanying proxy have been selected by the Board of Directors of Kaydon and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Kaydon, unless instructed otherwise, each to serve until the Annual Meeting of Shareholders next succeeding their election and until their successors have been duly elected and qualified.

     The Directors shall be elected by a plurality of votes validly cast in person or by proxy at any meeting at which a quorum is present. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders constitutes a quorum. Votes are counted at the meeting by the Inspector of Elections. Abstentions will be counted as votes for the election of all nominees as Directors. Broker non-votes will be voted for the election of all nominees as Directors.

     If for any reason any of the following nominees is not a candidate when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee if one is designated by the Board of Directors.

NAME AND AGE OF NOMINEES
------------------------

Gerald J. Breen (51).........  Mr. Breen has been the owner, President and Chief
                               Executive Officer of Cuyam Corporation since
                               1986. From 1983 to 1986, Mr. Breen was the
                               President and General Manager of Hendrickson
                               International, and was with Imperial Clevite, Inc. from 1972 to 1983, his last position being that of Vice President, Replacement Marketing. He has been a Director of Kaydon since January 1992.

Brian P. Campbell (56).......  Mr. Campbell has been President of TriMas
                               Corporation since 1986. From 1974 to 1986 Mr. Campbell held several executive positions at Masco Corporation, including Vice President of Business Development and Group President. He has been a Director of Kaydon since September 1995.

Lawrence J. Cawley (62)......  Mr. Cawley has been Chairman of the Board of
                               Kaydon Corporation since June 1996. Prior to that he was Chairman and Chief Executive Officer from September 1989 to June 1996. From November 1987 to September 1989, he was President and Chief Executive Officer of Kaydon. Mr. Cawley served as President and Chief Operating Officer of Kaydon from April 1987 to November 1987 and was President of the Bearing Division of Kaydon from October 1985 to April 1987. He has been a member of Kaydon's Board of Directors since April 1986. Prior to joining Kaydon, Mr. Cawley was President and General Manager of Clevite, a division of Imperial Clevite Corporation.

Stephen K. Clough (43).......  Mr. Clough has been President and Chief Executive
                               Officer of Kaydon Corporation since June 1996. He was President and Chief Operating Officer of Kaydon from September 1989 to June 1996. He was Vice President and General Manager of Kaydon's Bearing Division from April 1987 to September 1989 and was Vice President of Operations of the Automotive Division of Kaydon from April 1986 to April 1987. Mr. Clough has been a member of Kaydon's Board of Directors since September 1989. Prior to joining Kaydon, Mr. Clough was a Plant Manager in the Engine Parts Division of Imperial Clevite Corporation.

John H. F. Haskell, Jr.
(64).........................  Mr. Haskell has served as a Managing Director of
                               Dillon, Read & Co. Inc. since 1975. Mr. Haskell is a member of the Board of Directors of Dillon, Read & Co. Inc., and Chairman of the Supervisory Board of Dillon, Read (France) Gestion, an indirect subsidiary of Dillon, Read & Co. Inc. located in France. Mr. Haskell is a Director of The Equitable Companies Incorporated and The Equitable Life Assurance Society of the United States. He is also a member of the Council on Foreign Relations. He has been a Director of Kaydon since December 1984.

                   DIRECTOR COMPENSATION AND BOARD COMMITTEES

     During 1996, Kaydon's Board of Directors met six times for regular meetings. Each outside Director received $2,000 for each attendance of the Board of Directors regular meeting. Each outside Director was paid $12,000 as a retainer for the year, which amount is paid quarterly. In addition to the payment of such fees, the Company reimburses all Directors for expenses incurred in carrying out their duties. During the year Mr. Brian P. Campbell and Mr. John
H. F. Haskell, Jr., who are both outside Directors, were each awarded 10,000 shares of Kaydon stock in accordance with the 1993 Non-Employee Directors Stock Option Plan.

Each Director attended more than 75% of the aggregate of the total meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Directors served.

     The Board of Directors has an Audit Committee and a Compensation Committee. The principal responsibilities of the Audit Committee are to ensure for the Board of Directors: (a) that generally accepted accounting principles are being followed; and (b) that the total audit coverage of the Corporation and its subsidiaries is satisfactory. The Audit Committee provides an open avenue of communication between management and the external auditors and the Board of Directors. The Committee reviews the nature of all services performed by the external auditors, including the scope and extent of their audit, the results of their audit, and their compensation. The Committee met two times during the year. The members of the Committee are: John H.F. Haskell, Jr. (Chairman), Gerald J. Breen and Brian P. Campbell.

     The principal responsibilities of the Compensation Committee are to: (a) review and advise management on broad compensation policies, incentive programs, stock option and stock purchase plans, deferred compensation and retirement plans; (b) approve and recommend base salaries, salary increases and other benefits for elected officers; (c) take certain actions required or permitted to be taken by the Board of Directors under the stock option plan and incentive compensation plans of Kaydon; and (d) review recommendations for major changes in compensation, benefit and retirement plans which have application to significant numbers of Kaydon's total employees and which require review or approval of the Board of Directors. The Committee met four times during the year. The members of the Committee are: Gerald J. Breen (Chairman), Brian P. Campbell and John H. F. Haskell, Jr.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

NUMBER OF SHARES OUTSTANDING, RECORD DATE AND LIST OF SHAREHOLDERS

     Only shareholders of record at the close of business on February 24, 1997 are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date there were 16,481,839 shares of common stock of Kaydon outstanding. A shareholders list will be available for examination by shareholders at the Annual Meeting in accordance with Section 219 of the Delaware Corporation Law.

       COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 1996, concerning the only persons known to Kaydon to be the beneficial owners of more than 5% of Kaydon's issued and outstanding stock:

                                                                              PERCENTAGE OF
NAME AND ADDRESS                                AMOUNT AND NATURE OF      ISSUED AND OUTSTANDING
OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP(1)         COMMON STOCK
-------------------                            -----------------------    ----------------------
FMR Corporation..............................         1,725,400                   10.50%
  82 Devonshire Street
  Boston, MA 02109

NewSouth Capital Management, Inc.............           876,025                     5.3%
  1000 Ridgeway Loop Rd., Suite 233
  Memphis, TN 38120

---------------

(1) These shares are owned by various individual and institutional investors for which FMR Corporation and NewSouth Capital Management, Inc. respectively serve as investment advisors with power to direct investments and/or shared power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, FMR Corporation and NewSouth Capital Management, Inc. are deemed to be beneficial owners of such shares; however, each expressly disclaims that they are, in fact, the beneficial owners of such shares.

     The following table presents information regarding beneficial ownership of Kaydon's common stock by each member of the Board of Directors and other Executive Officers as of December 31, 1996.

                                                                                     PERCENTAGE OF ISSUED
                                                              AMOUNT AND NATURE        AND OUTSTANDING
                                                           OF BENEFICIAL OWNERSHIP     COMMON STOCK ON
BOARD OF DIRECTORS                                             OF COMMON STOCK        DECEMBER 31, 1996
------------------                                         -----------------------   --------------------
Gerald J. Breen..........................................           10,000(1)                  *
  5200 Harvard Ave.
  Cleveland, OH 44105

Brian P. Campbell........................................            4,500(2)                  *
  315 East Eisenhower Parkway, Suite 300
  Ann Arbor, MI 48108

Lawrence J. Cawley.......................................          150,259(3)                  *
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 34624

Stephen K. Clough........................................           82,169(4)                  *
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 34624

John H.F. Haskell, Jr....................................           25,500(5)                  *
  535 Madison Ave., 15th Floor
  New York, NY 10022

OTHER EXECUTIVE OFFICERS
John F. Brocci...........................................           46,500(6)                  *
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 34624

All officers and directors as a..........................          318,928                   1.9%
  group, 6 persons

---------------

  * Less than one percent.
(1) Included in these shares are 10,000 shares which are acquirable under the Stock Option Plan in 1997.
(2) Included in these shares are 1,000 shares owned by a trust as to which Mr. Campbell disclaims beneficial ownership, and 2,500 shares which are acquirable under the Stock Option Plan in 1997.
(3) Included in these shares are 25,000 owned by Mrs. Cawley as to which Mr. Cawley disclaims beneficial ownership, and 55,000 shares which are acquirable under the Stock Option Plan in 1997.
(4) Included in these shares are 28,750 shares which are acquirable under the Stock Option Plan in 1997.
(5) Included in these shares are 2,500 shares which are acquirable under the Stock Option Plan in 1997.
(6) Included in these shares are 25,000 shares which are acquirable under the Stock Option Plans in 1997.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                         --------------------------------   ---------------------------------
                                                                                    AWARDS            PAYOUTS
                                                                            -----------------------   -------
                                                                 OTHER                   SECURITIES
                                                                 ANNUAL     RESTRICTED   UNDERLYING    LTIP      ALL OTHER
            NAME AND                      SALARY     BONUS      COMPEN-       STOCK       OPTIONS/    PAYOUTS   COMPENSATION
       PRINCIPAL POSITION          YEAR    ($)        ($)      SATION ($)   AWARDS($)     SARS(#)       ($)         ($)
               (A)                 (B)     (C)        (D)         (E)          (F)          (G)         (H)         (I)
---------------------------------  ----  --------   --------   ----------   ----------   ----------   -------   ------------
Lawrence J. Cawley,..............  1996  $345,000   $775,500       0             0         55,000        0           0
  Chairman and Chief               1995  $325,288   $500,000       0             0              0        0           0
  Executive Officer to             1994  $300,288   $337,500       0             0         15,000        0           0
  June 1996, Chairman
  thereafter

Stephen K. Clough,...............  1996  $275,000   $775,500       0             0         45,000        0           0
  President and Chief              1995  $238,171   $400,000       0             0              0        0           0
  Operating Officer to             1994  $223,961   $270,000       0             0         10,000        0           0
  June 1996, President
  and Chief Executive
  Officer thereafter

John F. Brocci,..................  1996  $118,750   $266,160       0             0         35,000        0           0
  Vice President                   1995  $112,249   $156,784       0             0              0        0           0
  Administration                   1994  $105,961   $ 94,500       0             0          5,000        0           0

---------------
Column (C): Includes deferrals into the 401(k) plan.

Column (G): Reflects the number of Non-qualified Stock Options granted. Kaydon does not have a Stock Appreciation Rights (SAR) Plan.

     The Company has not entered into any employment contract with any of the named Officers or Directors. However, it has entered into Change-in-Control Compensation Agreements with its executive officers, as described more fully below, and has entered into a Supplemental Executive Retirement Plan ("SERP") as described in the Pension Plan section of this Proxy.

CHANGE IN CONTROL COMPENSATION AGREEMENTS

     Kaydon Corporation entered into Change-in-Control Compensation Agreements dated October 23, 1995 with the three Executive Officers. The Change-in-Control Compensation Agreements provide that in the event of (i) the termination by Kaydon of the executive officer's employment within three years after a change in control (as defined in the agreement) of the Company (except for reasons of retirement, death, disability or cause), or (ii) the termination by the officer within three years after a change in control of the Company for specified reasons, such officer will be entitled to termination benefits. The permissible reasons for the executive officer to terminate his employment and receive termination benefits include a substantial reduction in his duties and responsibilities, a reduction in his compensation or benefits package or the transfer of the executive officer to a location requiring a change in his residence or a material increase in the amount of travel normally required.

     The termination benefits to which the Executive Officer is entitled include three times the executive's annual base salary at the time of termination, payable in a lump sum payment, and certain other benefits provided in the agreement. None of the benefits would be affected or reduced if the officer were to obtain new employment after his termination by Kaydon. The Change-in-Control Compensation Agreements were approved by the Board as reasonable termination compensation for the Executive Officers in order to encourage management to remain with the Company and to continue to devote full attention to Kaydon's business in the event of a threatened change-in-control of the Company.

REPORT OF THE KAYDON CORPORATION COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for establishing and administering the Company's Executive Compensation program.

(A) COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation philosophy is designed to support the overall objective of creating value for our shareholders through:

          - Hiring, developing, rewarding and retaining talented and productive employees;

          - Emphasizing pay-for-performance by having a significant portion of cash compensation for senior managers and executives at-risk through performance bonus plans based upon financial, operating, strategic and growth objectives; and

          - Providing equity-based incentives for selected employees to ensure they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners, as well as employees.

(B) THE PROGRAM IN GENERAL

     Kaydon Corporation's executive pay program is made up of the following elements:

     - Base Salary

          Salaries of officers are listed in the Summary Compensation Table. Each executive officer's performance and salary is reviewed annually by the Compensation Committee. The following considerations are used in determining the appropriate salary level: (a) the individual's sustained performance and contribution to the company; (b) their experience and job mastery; (c) their level of responsibility; (d) internal equity; (e) external pay practices; and (f) the Company's overall financial results.

          The Base Pay component of annual compensation is based upon competitive pay practices of other industrial companies of similar size for persons in comparable positions. The Hewitt Associates Middle Market Index and other national independent published surveys are used to establish salary midpoints for comparable positions within Kaydon. Companies participating in these surveys differ from those companies represented in the comparator group in the Performance Graph on Page 12 because Kaydon competes for talent with a broader group of employers than just those in its industry. For example, of the 125 employers participating in the Middle Market Survey, only 4 are also in the comparator group. Salary range midpoints are generally set at approximately the 50th percentile of the market. An individual executive's base salary may be above or below the salary midpoint depending on such variables as the individual's performance and achievement, experience and job mastery, time in position and overall contributions. The weight given these factors or other performance objectives during the annual review in setting each executive officer's base salary is determined subjectively by the Compensation Committee.

          Kaydon believes that maximum performance can be encouraged through the use of substantial annual incentive programs based upon attaining planned operating and growth goals, with increased proportional rewards for exceeding targets. Except for base pay, all other elements of executive compensation are at risk.

     - Annual Incentive Compensation Program

          Kaydon believes in results. Its incentive compensation program is designed to reward results by providing:

             - incentive compensation that varies in a manner consistent with the financial performance of the Company or operating unit; and

             - incentive compensation that effectively rewards corporate/operating unit and individual performance.

          Kaydon's Management Incentive Compensation (MIC) Program is a combination of Management by Objectives (MBO) and profit sharing that focuses the Company and its Operating Units on performance objectives relative to financial, operating and strategic business unit and corporate growth goals which are considered fundamental to the future success of our business(es) and which build shareholder value. Officers and certain other salaried employees are eligible to participate.

          Management's performance, and hence its rewards, are measured in such stockholder terms as Earnings Per Share (EPS), Earnings Before Interest and Taxes (EBIT), and Return On Capital Employed (ROCE).

          The annual bonus pool for the MIC program for executive officers is generated at the rate of $80,000 for each 1% improvement in Kaydon's EPS over the prior year, after reflecting the management incentive compensation annual pool as a cost in arriving at pre-tax income. The non-employee Directors may add to, or delete from, the formula generated pool up to $250,000 at their discretion, based upon their subjective evaluation of non-EPS performance factors. In 1996, Kaydon's EPS improved 33.8%. The non-employee directors did not add to or reduce the formula generated pool. The actual award to executive officers under this program is a function of the number of points each has been awarded under the program multiplied by the dollar amount produced by the Earnings Per Share formula described above. The points assigned to executive officers and the comparison of performance to predetermined specific goals are determined subjectively for each executive officer by the Compensation Committee and approved by the Board of Directors.

          The total annual payout from Kaydon's Management Incentive Compensation Program for all eligible operations and participants within the Company is limited to no more than 15% of Kaydon's pre-tax earnings.

          All awards under this program are subject to review and approval by the Compensation Committee.

     - Employee Stock Options

          Stock options encourage and reward effective management that results in long-term corporate financial success as measured by stock price appreciation. Stock options only have value if the price of Kaydon's stock appreciates in value from the date the stock options are granted. Stockholders of Kaydon also benefit from such stock price appreciation.

          Kaydon's Employee Stock Option Plan has two components: incentive stock options and non-qualified stock options. No incentive stock options have been awarded since 1986. To encourage a longer-term perspective, the options cannot be exercised immediately. Further, grants have not been made at an option price less than the market value on the day of the grant. Stock options may be awarded annually consistent with the Company's objective to weight total compensation toward long-term equity interest for managers and executive officers with greater opportunity for reward if long-term performance is sustained.

          The Employee Stock Option Plan is overseen by the Compensation Committee (which consists of non-employee directors under the Plan). The Plan terms are supplemented by administrative guidelines and internal policies which govern the day-to-day workings of the Plan. However, consideration for and/or the granting of any stock option is within the subjective determination of the Committee and each employee stock option award requires approval by the Compensation Committee.

          Generally, the Compensation Committee reviews and may grant stock options in December of each year. In 1995 the Committee did not review and award any employee stock option grants. However, in January 1996 and December 1996, the Committee awarded a total 367,200 stock option grants; 114,000 to 72 employees in January, and 208,200 to 133 employees in December.

     - CEO Compensation - Lawrence J. Cawley

          Lawrence J. Cawley is the Chairman of the Board of Kaydon Corporation. He was Chairman and Chief Executive Officer from September 1989 to June 1996.

          - Base Salary

             Mr. Cawley's base pay range and midpoint is established in the manner described above.

             Mr. Cawley's performance is reviewed annually by the Compensation Committee. In 1996, Mr. Cawley's base salary was neither increased nor decreased.

          - Incentive Compensation

             Mr. Cawley's incentive compensation is determined in the manner described above. Mr. Cawley's actual award is a function of the number of points he has been awarded under the program (his points were established in 1987 and remain unchanged through 1996) multiplied by the dollar amount produced by the program formula. Based upon the subjective judgment of the Compensation Committee in consideration of (a) the Company's performance over a several year timeframe; and (b) the performance and contribution of Mr. Cawley to that success, the Committee increased Mr. Cawley's 1996 incentive compensation.

          - Stock Options

             In 1996 Mr. Cawley was granted options for 55,000 shares of Kaydon stock based upon the Company's continuing performance, his performance and overall contributions to the Company, the length of time since his last grant and the options previously granted. No particular weight was attached to any single factor and the final determination was based on the Compensation Committee's subjective judgment regarding Mr. Cawley's performance and overall contribution, the Company's performance and other factors.

     - CEO Compensation - Stephen K. Clough

          Stephen K. Clough has been President and Chief Executive Officer (CEO) since June 1996. He was President and Chief Operating Officer (COO) from September 1989 to June 1996.

          - Base Salary

             Mr. Clough's base pay range and midpoint is established in the manner described above. As Chief Executive Officer, his performance is reviewed annually by the Compensation Committee. In 1996 Mr. Clough received a promotional increase in base pay of 25% upon assuming the duties of CEO. The Compensation Committee determined this increase was within the base salary range and competitive pay practices.

          - Incentive Compensation

             Mr. Clough's incentive compensation is determined in the manner described above. His actual award is a function of the number of points he has been awarded under the program multiplied by the dollar amount produced by the program formula. The Compensation Committee increased Mr. Clough's points for 1996 by 25% when he was promoted to CEO. Based upon the subjective judgment of the Compensation Committee in consideration of (a) the Company's performance over a several year timeframe; and (b) the performance and contribution of Mr. Clough to that success, the Committee increased Mr. Clough's 1996 incentive compensation.

          - Stock Options

             In 1996 Mr. Clough was granted options for 45,000 shares of Kaydon stock based upon the Company's continuing performance, his performance and overall contribution to the Company, and his promotion to CEO. The Committee further considered the length of time since his last grant and the options previously granted. No particular weight was attached to any single factor and the final determination was based on the Compensation Committee's subjective judgment regarding Mr. Clough's performance and overall contribution, the Company's performance and other factors.

     - Committee Policy Regarding Compliance with Section 162(m) of the Code

          Section 162(m) of the Internal Revenue Code, effective January 1, 1994, establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000 per year per executive unless such pay is pursuant to qualifying performance-based plans approved by the stockholders of the Company. Compensation as defined includes, among other things, base salary, incentive compensation and gains on stock option transactions.

          The Committee establishes individual executive compensation based primarily upon the Company's performance and competitive considerations. As a result, executive compensation may exceed $1 million in a given year. The Committee will continue to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Compensation Committee deems necessary to compensate executive officers in a manner commensurate with the performance of Kaydon and the competitive environment for executive talent. In particular, the Kaydon Corporation 1993 Stock Option Plan is proposed to be amended in a manner which the Company intends will continue to allow options granted under the Plan to qualify for the Code's provision for performance-based compensation.

                                          COMPENSATION COMMITTEE:

                                          Gerald J. Breen (Chairman)
                                          Brian P. Campbell
                                          John H. F. Haskell, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer, Director or member of the Compensation Committee of the Company had any interlocking relationship which would require disclosure in this Proxy Statement, except that Mr. Haskell is an executive officer of Dillon, Read & Co., Inc., an investment banking firm that performed services for the Company during 1996.

                            OPTION/SAR GRANTS TABLE

JANUARY 1996 GRANT

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL
                                                                                   REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF     ALTERNATIVE TO
                                                                                   STOCK PRICE        (F) AND (G):
                                                                                APPRECIATION FOR       GRANT DATE
                              INDIVIDUAL GRANTS                                    OPTION TERM           VALUE
-----------------------------------------------------------------------------   -----------------    --------------
         (A)               (B)            (C)            (D)          (E)        (F)        (G)           (H)
                                       % OF TOTAL
                        NUMBER OF       OPTIONS/
                        SECURITIES        SARS
                        UNDERLYING     GRANTED TO    EXERCISE OR                                       GRANT DATE
                       OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION                           PRESENT
NAME                    GRANTED(#)    FISCAL YEAR      ($/SH)         DATE      5%($)     10%($)        VALUE($)
----                   ------------   ------------   -----------   ----------   ------    -------    --------------
Lawrence J. Cawley...     20,000          17.5%         30.75      1/24/2001      --        --           $8.04

Stephen K. Clough....     15,000          13.1%         30.75      1/24/2001      --        --           $8.04

John F. Brocci.......     10,000           8.7%         30.75      1/24/2001      --        --           $8.04

                            OPTION/SAR GRANTS TABLE

DECEMBER 1996 GRANT

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL
                                                                                   REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF     ALTERNATIVE TO
                                                                                   STOCK PRICE        (F) AND (G):
                                                                                APPRECIATION FOR       GRANT DATE
                              INDIVIDUAL GRANTS                                    OPTION TERM           VALUE
-----------------------------------------------------------------------------   -----------------    --------------
         (A)               (B)            (C)            (D)          (E)        (F)        (G)           (H)
                                       % OF TOTAL
                        NUMBER OF       OPTIONS/
                        SECURITIES        SARS
                        UNDERLYING     GRANTED TO    EXERCISE OR                                       GRANT DATE
                       OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION                           PRESENT
NAME                    GRANTED(#)    FISCAL YEAR      ($/SH)         DATE      5%($)     10%($)        VALUE($)
----                   ------------   ------------   -----------   ----------   ------    -------    --------------
Lawrence J. Cawley...     35,000          16.8%         43.50      12/18/2001     --        --           $14.91

Stephen K. Clough....     30,000          14.4%         43.50      12/18/2001     --        --           $14.91

John F. Brocci.......     20,000           9.6%         43.50      12/18/2001     --        --           $14.91

---------------

(1) Column (H) calculation made in accordance with the Black-Scholes option pricing model. The model assumes:
     (a) An option term of five (5) years which is the life of the grant.
     (b) Expected volatility which is calculated using the daily closing price of the stock for the six (6) months immediately preceding the option grant.
     (c) Dividend yield at $.48 per share which is the annualized dividend paid to shareholders on the date of the grant.

     (d) The risk-free rate of return is the average monthly U.S. Treasury note with a maturity date corresponding to the option term (i.e., 5 years).
     (e) No adjustments for non-transferability or risk of forfeiture.
(2) The material terms of the option are as follows: 25% of the option is exercisable one year from the date of the grant and an additional 25% is exercisable each of the following three years. The right to purchase is cumulative. Exercisability may be accelerated upon death, disability, retirement, certain mergers or other corporate events, or a change in control of Kaydon. The option price may be paid in stock or cash.
(3)  Column (B) and (C) -- Kaydon does not have a Stock Appreciation Rights
     (SAR) Plan.
(4) (a) Mr. Cawley received 2 option grants of 20,000 and 35,000 shares for the January 1996 and December 1996 grants, respectively.
     (b) Mr. Clough received 2 option grants of 15,000 and 30,000 shares for the January 1996 and December 1996 grants, respectively.
     (c) Mr. Brocci received 2 option grants of 10,000 and 20,000 shares for the January 1996 and December 1996 grants, respectively.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE
----------------------------------------------------------------------------------------------------------
                     (A)                           (B)            (C)             (D)             (E)
                                                                               NUMBER OF
                                                                              SECURITIES       VALUE OF
                                                                              UNDERLYING      UNEXERCISED
                                                                              UNEXERCISED    IN-THE-MONEY
                                                                             OPTIONS/SARS    OPTIONS/SARS
                                                                             AT FY-END (#)   AT FY-END ($)
                                                  SHARES                     -------------   -------------
                                               ACQUIRED ON       VALUE       EXERCISABLE/    EXERCISABLE/
NAME                                           EXERCISE (#)   REALIZED ($)   UNEXERCISABLE   UNEXERCISABLE
----                                           ------------   ------------   -------------   -------------
Lawrence J. Cawley...........................   97,200        2,029,450      (E) 30,000       739,687
                                                                             (U) 70,000       817,187

Stephen K. Clough............................   58,000        1,353,500      (E) 10,000       241,875
                                                                             (U) 55,000       596,250

John F. Brocci...............................   22,500         466,875       (E) 12,500       303,125
                                                                             (U) 40,000       375,312

---------------

Note: Kaydon stock closed at $47.125 on December 31, 1996.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                            LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------
                                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                                                               NON-STOCK PRICE BASED PLANS
                                                                             -------------------------------
                   (A)                           (B)             (C)            (D)        (E)        (F)
                                              NUMBER OF     PERFORMANCE OR
                                            SHARES, UNITS    OTHER PERIOD
                                              OR OTHER      UNTIL MATURA-    THRESHOLD    TARGET    MAXIMUM
NAME                                         RIGHTS (#)     TION OR PAYOUT   ($ OR #)    ($ OR #)   ($ OR #)
----                                        -------------   --------------   ---------   --------   --------
Lawrence J. Cawley........................     0               0               0          0           0

Stephen K. Clough.........................     0               0               0          0           0

John F. Brocci............................     0               0               0          0           0

          COMPARISON OF FIVE YEAR CUMULATIVE RETURNS (1991-1996) TABLE

         MEASUREMENT PERIOD                                                   MACHINERY
        (FISCAL YEAR COVERED)               KAYDON           S&P 500            INDEX
1991                                            $100.00           $100.00           $100.00
1992                                            $107.66           $107.79           $110.68
1993                                            $ 96.58           $118.66           $141.86
1994                                            $113.71           $120.56           $138.32
1995                                            $146.17           $165.78           $160.14
1996                                            $229.50           $204.30           $188.93

              - Assumes $100 invested at the close of trading in December, 1991 in Kaydon Corporation common stock, Standard & Poors 500 and Machinery group.
              - Total Return Assumes Reinvestment of Dividends.
              - Based Upon Fiscal Year Ending December 31, 1996.
              - Industry Index Based On Value Line Machinery Index.

                               PENSION PLAN TABLE

     The following table presents information regarding estimated annual benefits payable as a straight life annuity upon retirement to executives named in the Summary Compensation Table.

   FINAL THREE                                    YEARS OF CREDITED SERVICE AT RETIREMENT
  YEAR AVERAGE                       -----------------------------------------------------------------
  COMPENSATION                          5          10         15         20         25      30 OR MORE
  ------------                       --------   --------   --------   --------   --------   ----------
$100,000...........................  $ 14,201   $ 28,401   $ 42,602   $ 42,602   $ 42,602    $ 42,602

 200,000...........................    30,001     60,001     90,002     90,002     90,002      90,002

 300,000...........................    45,801     91,601    137,402    137,402    137,402     137,402

 400,000...........................    61,601    123,201    184,802    184,802    184,802     184,802

 500,000...........................    77,401    154,801    232,202    232,202    232,202     232,202

 600,000...........................    93,201    186,401    279,602    279,602    279,602     279,602

 700,000...........................   109,001    218,001    327,002    327,002    327,002     327,002

 800,000...........................   124,801    249,601    374,402    374,402    374,402     374,402

 900,000...........................   140,601    281,201    421,802    421,802    421,802     421,802

     Covered compensation is based on salary and bonus as shown in the Summary Compensation Table, except that, prior to January 1, 1997, covered compensation excluded Management Incentive Compensation Plan ("MIC") payments to the employee during the calendar year in excess of 50% of the employee's basic rate of pay in effect on the December 31 preceding the date of payment. The 1996 compensation covered by the plans includes MIC compensation paid during 1996 based on 1995 awards.

     Federal regulations require that no more than $150,000 in compensation be considered for the calculation of retirement benefits from the qualified plan in 1996. The maximum amount paid from a qualified defined benefit plan cannot exceed $120,000 per year as of January 1, 1996. The Company previously adopted a Supplemental Executive Retirement Plan (SERP) to address these limitations. The SERP is a nonqualified supplemental pension plan for designated executive officers that provides increased benefits that would otherwise be denied because of certain Internal Revenue Code limitations on qualified benefit plans.

     For each of the following officers of Kaydon, the Years of Credited Service under the plans, as of December 31, 1996, and the compensation received during 1996 covered by the plans were, respectively: Mr. Cawley, 11 years and $845,000; Mr. Clough, 11 years and $675,000; and Mr. Brocci, 8 years and $275,534.

     The amounts reported in this Pension Plan Table are the amounts payable at the normal retirement age of 65, in the form of a single life annuity, from the Company's qualified pension plan and Supplemental Executive Retirement Plan for officers and other key executives. The amounts shown are not subject to reduction for Social Security benefits but are reduced by any pension benefits payable from other Company plans. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions that approximate actuarial values (except that benefits under the SERP are not reduced on retirement at age 62 or later).

                    PROPOSAL TO AMEND THE KAYDON CORPORATION
                             1993 STOCK OPTION PLAN

     In 1993, in order to be in a position to continue to effectively attract and retain employees and directors, the Board of Directors adopted the Kaydon Corporation 1993 Stock Option Plan (the "1993 Stock Option Plan"), subject to the approval of the stockholders at the 1993 Annual Meeting of Stockholders. The stockholders approved the 1993 Stock Option Plan at the 1993 Annual Meeting. The 1993 Stock Option Plan as originally approved by stockholders did not contain any limit on the maximum number of shares for which an Option may be granted to an individual in any year.

     In January, 1997, the Board of Directors proposed amendments to the 1993 Stock Option Plan which limit the maximum number of shares for which options may be granted to an individual in any year, provide a minimum exercise price in certain circumstances and make certain other changes in the Plan to conform to changes in the law. The Board of Directors also directed that the amendments be submitted to the stockholders for approval at the Annual Meeting. A copy of the Plan as proposed to be amended is attached as Exhibit A to this Proxy Statement. The following description of the Plan and the proposed amendments to the Plan are qualified by reference to Exhibit A.

DESCRIPTION OF THE PROPOSED AMENDMENTS

     The proposed amendments to the Plan (the "Amendments") recommended by the Board of Directors (i) limit the number of shares of Common Stock which may be subject to an Option granted to a participant in one year; (ii) provide for a minimum option exercise price in certain circumstances; and (iii) make certain conforming changes to the Plan in accordance with recent amendments to Section 162(m) of the Internal Revenue Code. The Amendments and the material changes which the Amendments would make to the Plan are summarized below.

     Limits on Options to Participants. The Plan as in effect prior to the Amendments does not contain any limits on the maximum or minimum number of shares for which Options may be granted, except that the aggregate fair market value of the Common Stock subject to incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.
Section 162(m) of the Internal Revenue Code now requires that a limit be placed on the number of shares for which Options may be granted to a participant in a year in order for income recognized in connection with the Options to be deductible as "performance-based compensation". Under the Amendment, to maintain the deductibility of compensation paid pursuant to the Plan under Section 162(m) of the Code, no participant will be entitled to receive a grant of Options with respect to more than 75,000 shares of Common Stock in any year.

     To effect this, a new subsection (a) is proposed to be added to Section 3.3 of the Plan as follows:

          (a) Per Participant. No Participant shall be granted, during any calendar year, Options with respect to more than 75,000 shares of Common Stock available under the Plan, subject to adjustment as provided in
     Section 5.1 of the Plan. The purpose of this Section 3.3(a) is to ensure that the Plan provides performance-based compensation under Section 162(m) of the Code and this Section 3.3(a) shall be interpreted, administered and amended if necessary to achieve that purpose.

     Option Price. The Plan as in effect prior to the Amendments does not specify a minimum option exercise price for non-qualified stock options issued under the Plan. Under the Amendments, to maintain the deductibility of compensation paid pursuant to the Plan under Section 162(m) of the Code, the option price of Options granted under the Plan intended to qualify as performance-based compensation under Section 162(m) may not be less than the fair market value per share on the date of the grant.

     To effect this, a new subsection (f) is proposed to be added to Section 4.1 of the Plan as follows:

          (f) Option Price. The Option Price of an Option which is intended to be issued as performance-based compensation under Section 162(m) of the Code shall not be less than the fair market value per share on the date of the grant.

     The Board of Directors believes that the Amendments are appropriate and will enhance the purposes of the Plan by enhancing the ability of the Company to continue to provide incentives to its key employees to induce qualified individuals to serve as, or remain, employees of the Company and to promote the best interests of the Company. The Board of Directors recommends stockholder approval of the Amendments.

SUMMARY OF THE 1993 STOCK OPTION PLAN

     The following general description of certain features of the 1993 Stock Option Plan as amended is qualified in its entirety by reference to the copy of the Plan as proposed to be amended, attached as Exhibit A.

     Under the 1993 Stock Option Plan, as amended, a Committee of at least two non-employee directors may grant Options to the employee-directors, officers and other key employees of Kaydon and its affiliates. There are presently two employee/officer-directors, one other officer and approximately 2,100 other employees of Kaydon and its affiliates. The number of employees expected to receive options is limited to approximately 15% of the total eligible group.

     The maximum number of shares subject to the Plan is 1,000,000. The Committee may make equitable adjustments in the number of shares of Common Stock that may be granted and the price of any Option in the event of a recapitalization or other change in the corporate structure of Kaydon or the Common Stock. As of February 24, 1997, there were 18,051,865 shares of Common Stock outstanding (including treasury shares). The market value of a share of Common stock on February 24, 1997 was $42.75.

     The 1993 Stock Option Plan as amended will generally be administered by the Committee, whose members may neither hold nor be granted Options under this Plan. The Committee determines the employees who are to be granted Options, the terms of the Options and the consideration to be received by Kaydon, based upon the positions and responsibilities of the employees being considered, the nature and value of their services and their accomplishment and potential contributions to the success of Kaydon. It is not possible to state the number of employees who will be eligible to receive grants since the selection of participants rests within the discretion of the Committee. In addition, the 1993 Stock Option Plan as amended authorizes the Committee to appoint a Stock Awards Committee which is empowered to make grants to employees who are not subject to the reporting requirements of Section 16(a) of the Act at the time of the grant.

     Options entitle the holder to purchase shares of Common Stock at a price determined by the Committee. As amended, for Options intended to qualify as performance-based compensation under Section 162(m) of the Code, that price may not be less than the fair market value per share on the date of the grant. Options may be granted in the form of incentive stock options or options which do not qualify for treatment as incentive stock options. Payment of the option price must be made in cash or, with the consent of the Committee, in whole or in part in Common Stock or other consideration.

     In the event of certain corporate events or a change of control of Kaydon (as defined in the 1993 Stock Option Plan), the exercisability of Options is accelerated. The Committee also has general authority to accelerate the exercisability of Options in its discretion.

     Generally, options expire ten years after the grant. However, the Committee has discretion to establish the terms of Options and, in general, the Company's practice under the Plan has been to grant Options exercisable in five annual installments first exercisable one year after grant. An individual whose employment terminates may generally exercise an Option within thirty days after termination, and only if and to the extent that the Option was then exercisable, but in no event after the expiration of its original term. For an individual whose death occurs while the individual is employed, the period during which an Option may be exercised is, generally, nine months after death, but in no event after the expiration of its original term. The Committee may also accelerate the exercisability of options in those circumstances.

     The 1993 Stock Option Plan may be amended or terminated by the Board of Directors. However, no amendment which would require approval of the Stockholders as a condition of compliance with Rule 16b-3 of the Act may be made with the approval of the Stockholders. No amendment or termination of the 1993 Stock Option Plan may, with the consent of the participant, impair the rights of a participant with respect to Options granted prior to such amendment or termination.

     No Options may be granted under the 1993 Stock Option Plan after April 20, 2003.

                             ADDITIONAL INFORMATION

     The securities underlying the Options are Common Stock, $.10 par value, of the Company. No consideration will generally be received by Kaydon or any subsidiary for the granting of the Options, but consideration will be received upon exercise, as described above.

     The amount of Options received for 1996 is set forth in the tables to this Proxy Statement entitled "Option/SAR Grants in Last Fiscal Year." The amount of Options to be received by the named employees, the current executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, is not determinable. The Plan as amended now limits each participant to a grant of Options with respect to no more than 75,000 shares of Common Stock in any year. 490,950 Options have at this time been received under the Plan.

                       FEDERAL INCOME TAX CONSEQUENCES OF
                           THE 1993 STOCK OPTION PLAN

     The grant or exercise of an incentive stock option will not generally cause realization of income by the optionee; however, the amount by which the fair market value of a share of Common Stock at the time of exercise of an incentive stock option exceeds the option price will be included in determining the optionee's "alternative minimum taxable income" for purposes of the alternative minimum tax. In the event of a sale of the shares received upon exercise of an incentive stock option more than two years from the date of grant and more than one year from the date of exercise, any appreciation of the shares received above the exercise price should qualify as long-term capital gain.

     The grant of an Option that is not an incentive stock option (a "non-qualified option") should not result in realization of income by the optionee. Upon exercise of a non-qualified option by an employee, the excess of the fair market value of the shares on the exercise date over the option price should be considered compensation taxable as ordinary income to the employee. In the event of a sale of the shares, any appreciation after the date of exercise should qualify as a capital gain.

     Subject to the limits on deductibility of employee remuneration under
Section 162(m) of the Code, in general, Kaydon will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the ordinary income realized by the employee, provided any Federal income tax withholding requirements are satisfied. If the holding period requirements outlined above in connection with an incentive stock option are satisfied, no deduction will be available to Kaydon. Options granted to executive officers under the Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the Plan in accordance with the terms of the Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

                                VOTE REQUIREMENT

     The proposal to amend the 1993 Stock Option Plan is recommended for approval by the Board of Directors and requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting at which a quorum is present. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of the stockholders constitutes a quorum. Votes are counted at the meeting by the Inspector of Elections. Proxy direction to abstain from voting on the proposal is not counted as either for or against the proposal. Broker non-votes will not be counted for or against the proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of Kaydon has selected Arthur Andersen LLP independent public accountants, to audit Kaydon's consolidated financial statements for the year ending December 31, 1996. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders present.

                      PROPOSALS BY HOLDERS OF COMMON STOCK

     Any proposal which a shareholder of Kaydon desires to have included in the proxy relating to the 1998 Annual Meeting of Shareholders must be received by Kaydon at its Corporate offices (sent to the attention of the Corporate Secretary) no later than October 31, 1997. The Corporate offices of Kaydon are located at 19345 U.S. 19 North, Suite 500, Clearwater, Florida 34624-3148.

                           EXPENSES AND OTHER MATTERS

EXPENSES OF SOLICITATION

     Kaydon will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Kaydon has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares, and Kaydon has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors and regular employees of Kaydon, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.

OTHER ITEMS OF BUSINESS

     The management does not intend to present any further items of business to the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                          John F. Brocci
                                          Vice President Administration and
                                          Secretary

March 5, 1997

PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

                                                                       EXHIBIT A

                               KAYDON CORPORATION
                             1993 STOCK OPTION PLAN
                      (AS AMENDED THROUGH APRIL 25, 1997)

                                   ARTICLE I

                                PURPOSES OF PLAN

     1.1 Purposes. The purposes of the Kaydon Corporation 1993 Stock Option Plan are to provide additional incentive to selected officers and other employees of the Company, to recognize and reward their efforts and accomplishments in order to strengthen the desire of employees to remain with the Company and to stimulate their efforts on behalf of the Company, to help attract and retain competent persons and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in employees having a greater personal financial investment in the Company.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 Definitions. The following definitions apply unless the context clearly indicates otherwise:

          Act:  The Securities Exchange Act of 1934, as amended.

          Affiliate: Any corporation, partnership, association, joint-stock company, business trust, joint venture or unincorporated organization controlled, directly or indirectly, by Kaydon Corporation.

          Board of Directors (or Board): The Board of Directors of Kaydon Corporation.

          Change of Control:  A circumstance in which:

             (a) Ownership. Any person (as used in Sections 13(d) and 14(d)(2) of the Act), including a "group" (as defined in Section 13(d)(3) of the
        Act) becomes the beneficial owner (as defined in Rule 13d-3 under the
        Act), directly or indirectly, of securities of Kaydon representing 35% or more of the shares of Common Stock of the Company;

             (b) Control. In connection with any cash tender offer, exchange offer, contested election, merger, consolidation, reorganization (other than any merger, consolidation or reorganization which is otherwise subject to the provisions of Section 4.7), sale or other disposition of all or substantially all the assets of the Company, or other similar transaction, persons who were directors of the Company prior to the commencement of any such offer or prior to any vote of the shareholders of the Company on any such contested election or other transaction, as the case may be, cease to constitute a majority of the Board; or

             (c) Filing. The Company files with the Securities and Exchange Commission a report on Form 8-K reporting a change in control pursuant to Item 1.

          Closing Price: The closing price of the Common Stock of the Company on the listing of National Association of Securities Dealers (NASDAQ) National Market Issues.

          Code:  The Internal Revenue Code of 1986, as amended.

          Committee: The committee appointed under Section 6.1 to administer the Plan.

          Common Stock: Common Stock, par value $.10 per share, of Kaydon Corporation.

          Company:  Kaydon Corporation and its Affiliates.

          Director: Any member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries or Affiliates.

          Effective Date:  The date specified in Article IX.

          Employee: Officers and other key employees of the Company or any of its Affiliates (including individuals who are also members of the Board of Directors).

          Fair Market Value: The Closing Price for Common Stock at the close of the day preceding the grant or, if the Common Stock is not traded on that date, as of the first preceding date on which the Common Stock so traded.

          Grantee:  A Participant to whom an Option has been granted.

          Kaydon: Kaydon Corporation or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

          Option: The grant to Participants of options to purchase shares of Common Stock in accordance with the provisions of Articles III and IV.

          Optionee: A Participant to whom one or more Options have been granted in accordance with the provisions of Articles III and IV.

          Option Period: The period of time during which an Option may be exercised.

          Option Price: The price per share payable to the Company for shares of Common Stock upon the exercise of an Option.

          Participant: Each Employee to whom an Option is granted under the Plan.

          Plan:  The Kaydon Corporation 1993 Stock Option Plan.

          Plan Year:  The calendar year.

          Reporting Person:  A person subject to the reporting requirements of
     Section 16(a) of the Act.

          Secretary:  The Secretary of Kaydon Corporation.

          Spread Value: With respect to a share of Common Stock subject to an Option an amount equal to the excess of the Fair Market Value over the Option Price.

          Subsidiary: Any corporation (other than Kaydon) in an unbroken chain of corporations beginning with and including Kaydon if, at the time of granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                  ARTICLE III

                             ELIGIBILITY AND GRANTS

     3.1 Eligibility. The Committee determines the Employees to be granted Options and the number of shares involved. Each grant must be evidenced by a written instrument duly executed by or on behalf of the Company.

     (a) Number of Options. The Committee may grant more than one Option to an individual during the life of the Plan.

     (b) Special Circumstances. Subject to the requirements of Section 422 of the Code with respect to incentive stock options, an Option may be in addition to, in tandem with, or in substitution for options previously granted under the Plan or under another stock plan of the Company or of another corporation and assumed by the Company.

     (c) Voluntary Surrender. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any prior plan conditioned upon the granting to the Employee of a new Option for the same or a different number of shares as the Option surrendered, or may require surrender as a condition precedent to a grant of a new Option to the Employee. In that circumstance, the new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted.

     3.2 Types of Options. The Committee may grant incentive stock options as defined in Section 422 of the Code, options not qualifying under Section 422 of the Code, or both, in its discretion. The status of each Option must be identified in the Option agreement.

     3.3 Share Limitation. The maximum number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan is 1,000,000 shares.

     (a) Per Participant. No Participant shall be granted, during any calendar year, Options with respect to more than 75,000 shares of Common Stock available under the Plan, subject to adjustment as provided in Section 5.1 of the Plan. The purpose of this Section 3.3(a) is to ensure that the Plan provides performance-based compensation under Section 162(m) of the Code and this Section 3.3(a) shall be interpreted, administered and amended if necessary to achieve that purpose.

     (b) General. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. If any Option granted under the Plan expires, terminates, or is cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares are available for future grants under the Plan.

     3.4 Grant. The grant of an Option occurs on the date the Committee or the Stock Awards Committee, by resolution, selects an Employee as a Participant in any grant of an Option, determines the number of shares to be subject to the Option granted to the Employee and specifies the terms and provisions of the Option. The Company shall notify a Participant of a grant of an Option.

                                   ARTICLE IV

                            GENERAL TERMS OF OPTIONS

     4.1 Terms. The Committee determines the consideration to the Company for the granting or exercise of Options under the Plan and the conditions, if any, which it deems appropriate to ensure that the consideration will be received by, or will accrue to, the Company. The Committee has complete discretion, within the terms of the Plan, to vary the consideration for Options granted under the Plan at the same time or from time to time. The Committee must fix the Option Price, subject to adjustment under Section 5.1.

     (a) Installments. Options are exercisable over the Option Period determined by the Committee at the times and in the amounts determined by the Committee at the time each Option is granted. The shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee may determine. Except as otherwise provided in the Plan or an option agreement, any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Option. The Committee may, in its sole discretion, and subject to the terms and conditions it adopts, accelerate the date or dates on which some or all outstanding Options may be exercised.

     (b) Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted. Notwithstanding any other provision contained in this Plan, no Option is exercisable after the expiration of the Option Period.

     (c) First Exercisability. Except as otherwise provided or determined by the Committee, no Option shall be exercisable prior to the first anniversary date of the grant of the Option.

     (d) Continuing Exercisability. Except as provided in Sections 4.5, 4.6 and 4.7, no part of an Option may be exercised unless the Optionee is then in the employ of the Company and was continuously so employed since the date of the grant of such Option or for the period of time specified by the Committee.

     (e) Exercise. Except as otherwise provided by the Committee, Options are exercised by submitting to the Company a signed notice of exercise in a form to be supplied by the Company. The exercise of an Option is effective on the date the Company receives the notice at its principal corporate offices.

     (f) Option Price. The Option Price of an Option which is intended to be issued as performance-based compensation under Section 162(m) of the Code shall not be less than the fair market value per share on the date of the grant.

     4.2 Incentive Stock Options. Options granted in the form of incentive stock options shall be subject, in addition to the foregoing provisions, to the following provisions:

          (a) Annual Limit. To the extent that the aggregate fair market value (determined at the time of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under the Plan or under any other stock plan of the Company) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

          (b) Ten Percent Shareholder. No incentive stock option shall be granted to any individual who, at the time of the proposed grant, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Kaydon or any Subsidiary.

          (c) Option Period. No incentive stock option shall be exercisable after the expiration of ten years from the date of grant.

          (d) Option Price. The Option Price of an incentive stock option shall not be less than the greater of the Fair Market Value and the fair market value per share on the date of grant.

          (e) Subsidiary. Incentive stock options may be granted only to employees of Kaydon and its Subsidiaries.

          (f) Aggregate Limit. The aggregate number of shares of Common Stock which may be issued pursuant to the exercise of incentive stock options shall not exceed the number of shares determined in accordance with the share limitation specified in Section 3.3 hereof.

     The Company intends that Options designated by the Committee as incentive stock options shall constitute incentive stock options under Section 422 of the Code. Should any of the foregoing provisions not be necessary in order to so comply or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of stockholders of Kaydon.

     4.3 Option Agreements. The Company shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee, by execution of written instruments on a form approved by the Committee. Each Option shall contain the terms and conditions (which need not be the same for all Options, whether granted at the same time or at different times) which the Committee deems appropriate. As examples of the Committee's authority in this regard, certain stock option agreements may contain:

          (a) Representation. A requirement that the holder of an Option represent to the Company in writing, when the Option is granted or when the holder purchases shares of Common Stock on its exercise, that the holder is accepting the Option, or purchasing shares (unless they are then covered by an effective registration statement under the Securities Act of 1933) for the holder's own account for investment and not with a view to distribution or with any present intention of reselling any;

          (b) Payment. A provision under which the Company, in the discretion of the Committee, has the right or obligation, in lieu of accepting payment of the option price and delivering any or all shares of Common Stock as to which an Option has been exercised, to elect to pay the holder of the Option an amount in cash or shares of Common Stock equal to the amount by which the fair market value of the shares of Common Stock on the date of exercise exceeds the purchase price that would otherwise be payable by the holder of the Option to acquire the shares of Common Stock;

          (c) Repurchase. A provision under which the Company may have either the right or the obligation, or both, to repurchase shares of Common Stock sold under the Plan at a price not to exceed the higher of (i) the option price for such shares, plus twice the increase, if any, in the book value of such shares from the date of the grant of the Option to the date of such repurchase, and (ii) the fair market value of the shares at the time of repurchase;

          (d) Hardship. A provision limiting the exercise of the Option for the period provided under the hardship distribution provisions of the Kaydon Corporation Employee Stock Ownership and Thrift Plan or other Company, Subsidiary, or Affiliate plans to the extent the holder receives a hardship distribution from that plan; and

          (e) Cause. A limitation that all rights under the Option expire upon receipt of notice of termination of a Grantee's employment for deliberate, willful or gross misconduct, as determined by the Company.

     4.4 Non-Transferability of Option. No Option granted under the Plan to an Employee is transferable by the Employee other than by will or by the laws of descent and distribution or, in the case of a non-qualified stock option, pursuant to a "qualified domestic relations order" (as defined in the Code). Each Option is exercisable during the Employee's lifetime only by the Employee or, in the case of a non-qualified stock option, an alternate payee pursuant to a qualified domestic relations order.

     4.5 Termination of Employment. An Optionee whose employment with the Company, Subsidiaries and any parent corporation terminates by reason other than death is entitled to exercise the then unexercised Options or installments of Options only within the thirty day period after the date of the termination of employment. That exercise remains subject to:

          (a) Option Period.  The earlier expiration of the Option Period;

          (b) Exercisability. The requirement that the Optionee was entitled to exercise the Option at the date of the termination of employment; and

          (c) Other. The limitations, if any, imposed by the Committee with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period which have not been removed.

     Notwithstanding limitation (b), in the case of termination of employment by reason of retirement or a disability within the meaning of Section 105(d)(4) of the Code, the Committee may, in its discretion, accelerate the exercisability of any installments of an Option which would not be or were not exercisable on the date of termination. In addition, in the case of termination of employment due to a disability within the meaning of Section 105(d)(4) of the Code, the thirty day period shall be twelve months, subject to earlier expiration of the Option Period.

     4.6 Death of Optionee. The estate of an Optionee who dies or a person who acquires the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee may exercise the Option only within the nine month period after the death of the Optionee. That exercise remains subject to:

          (a) Option Period.  The expiration of the Option Period;

          (b) Exercisability. The requirement that the Optionee was entitled to exercise the Option at the date of death; and

          (c) Other. The limitations, if any, imposed by the Committee with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period which have not been removed.

     Notwithstanding limitation (b), the Committee may, in its discretion, accelerate the exercisability of any installments of such Option which were not exercisable at the time of the holder's death.

     4.7 Merger, Consolidation or Change in Control. In the event of any merger, consolidation or reorganization of the Company with or into another corporation (other than any merger, consolidation or reorganization in which the Company is the surviving or continuing corporation and which does not result in any change in the outstanding shares of Common Stock), any sale or other disposition of all or substantially all the assets of the Company or any liquidation or dissolution of the Company, or a Change in Control, any outstanding Option not exercisable in full shall (unless the stock option agreement evidencing such Option expressly provides to the contrary) be accelerated and become exercisable in full for:

          (a) In General. A period of 30 days following receipt by the holder of such Option of notice of the meeting of shareholders at which such event is to be approved, whether received before or after such event; and

          (b) Change of Control. In the case of a Change in Control, the remaining term of the Option.

     No acceleration shall occur and no attempted accelerated exercise shall be valid, however, if the Committee, in its discretion, by written notice to the holders of outstanding Options prior to the event or, in the case of a (b) Change of Control as defined in Section 2.1, prior to commencement of any such offer or prior to any vote of the shareholders of the Company on any such contested election or other transaction referred to in subsection (b) of the definition of a Change in Control, as the case may be (but not after), cancels the acceleration of exercisability of all (but not less than all) of such outstanding Options.

     4.8 Payment For Shares. Payment for shares of Common Stock shall be made in full at the time of exercise of the Option. This requirement shall not prohibit the Company from making a loan or advance to the Optionee for the purpose of financing, in whole or in part, the purchase of optioned shares. Payment of the Option Price shall be made in cash or, with the consent of the Committee, in whole or in part in Common Stock or other consideration. Payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a third party to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

     (a) Holding Period Limitation. The option price may not be paid in shares of Common Stock received upon the exercise of any Option under the Plan or any option under another stock option plan of the Company which shares have been held by the holder for less than one year prior to the payment.

     (b) Tax Limitation. The holder of an Option may not pay in shares of Common Stock the portion of the option price equal to the amount of any applicable federal, state, and local tax liability required to be withheld at the time of exercise.

     4.9 Cash Out Of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares for which an Option is being exercised by paying the Optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the effective date of the cash out.

     4.10 Legality. The issuance or delivery of any Option or shares of Common Stock pursuant to an Option may be postponed by the Company for any period required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other applicable law or regulation. The Company is not obligated to issue or deliver any shares if the issuance or delivery constitutes a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange. By way of example:

          (a) Listing and Other Conditions. As long as the Common Stock is listed on the listing of National Association of Securities Dealers National Market Issues, the issue of any shares of stock pursuant to an Option is conditioned on the shares to be issued being listed on that Exchange.

          (b) Legality. If at any time counsel to Kaydon is of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, Kaydon shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options. The right to exercise any Option shall be suspended until, in the opinion of that counsel, the sale or delivery is lawful. Upon termination of any period of suspension under this Section 4.10, any Option affected by the suspension which had not then expired or terminated shall be reinstated as to all shares available before the suspension and as to shares which would otherwise have become available during the period of suspension. No such suspension shall extend any Option Period, however.

                                   ARTICLE V

                ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

     5.1 Adjustments. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization, liquidation, or the sale, conveyance, lease or other transfer by Kaydon of all or substantially all of its property, or any other change in the corporate structure or shares of Kaydon, the Committee may make equitable adjustments (by means of a grant of a substitute Option or an additional Option or otherwise) to prevent dilution or enlargement of rights as it deems appropriate.

     (a) Examples. The adjustments may include adjustments in the number and class of shares authorized to be granted (including adjustment to the share and per participant limitations of Section 3.3), in the number and kind of shares available under any outstanding Options (including substitution of shares of another corporation) and in the price of any Option.

     (b) Limitation. In no event, however, may any change be made to an incentive stock option which would constitute a "modification" within the meaning of Section 425(h)(3) of the Code.

     (c) Options. Options granted under the Plan shall contain provisions consistent with the foregoing with respect to adjustments to be made in the number and kind of shares covered thereby and in the Option Price in the event of any such change.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.1 Administration. The Plan shall be administered by a committee consisting of not less than two members of the Board of Directors, who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. All of the members of the Committee shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under Section 162(m) of the Code.

     (a) Action. A majority of the Committee constitutes a quorum. The acts of a majority of the members, expressed from time to time by a vote at a meeting (including a meeting held by telephone conference call or in which one or more members of the Committee participate by telephone), or acts approved in writing by all of the members of the Committee, are the acts of the Committee.

     (b) Discretion. In addition to the Committee's discretionary authority described in other Articles of the Plan, the Committee has discretionary authority to construe and interpret the Plan and is authorized to establish rules and regulations for the proper administration of the Plan as it deems advisable which are not inconsistent with the provisions of the Plan. All questions arising under the Plan or under any rule or regulation with respect to the Plan adopted by the Committee, whether involving an interpretation of the Plan or otherwise, shall be decided by the Committee. Its decisions shall be conclusive and binding in all cases.

     (c) Authority. Except as limited in this Plan or as may be necessary to assure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in this Plan. The Committee has discretionary authority to determine the Employees to whom Options under the Plan are to be granted, the terms and conditions applicable and the number of shares to be covered by each Option. In selecting the individuals to whom Options are granted, as well as in determining the terms and conditions and the number of shares subject to each grant, the Committee may consider the positions and responsibilities of the Employees being considered, the nature of the services and accomplishments of each, the value to the Company of their services, their present and potential contribution to the success of the Company, the anticipated number of years of service remaining and any other factors the Committee deems relevant. The Committee may obtain advice or assistance it deems appropriate from persons not serving on the Committee.

     (d) Assistance. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee, provided that no delegation may be made that would cause grants, awards or other transactions under the Plan to cease to be exempt from
Section 16(b) of the Act.

     6.2 Stock Awards Committee. In addition, and not in limitation of the authority of the Committee, a Stock Awards Committee may grant Options in accordance with the provisions of the Plan to Employees who, at the time of the grant, are not Reporting Persons. The Stock Awards Committee shall be appointed by, and shall serve at the pleasure of, the Committee.

     (a) Action. A majority of the Stock Awards Committee constitutes a quorum. The acts of a majority of the members, expressed from time to time by a vote at a meeting (including a meeting held by telephone conference call or in which one or more members of the Stock Awards Committee participate by telephone), or acts approved in writing by all of the members of the Stock Awards Committee are the acts of the Stock Awards Committee.

     (b) Limitation. Notwithstanding the foregoing, the Stock Awards Committee may not undertake any action which the provisions of Rule 16b-3 under the Act require to be undertaken by non-employee directors (as defined in the Rule) as a condition of the continued qualification of the Plan (and transactions thereunder) under Rule 16b-3.

     6.3 Indemnification of Board and Committee. No member of the Board, the Committee, or the Stock Awards Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     (a) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the Committee, or the Stock Awards Committee, the members of the Board, the Committee, or the Stock Awards Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

     (b) Procedure. Upon the institution of any such action, suit or proceeding, a Board, Committee, or Stock Awards Committee member shall notify the Company, in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before the Board, Committee, or Stock Awards Committee member undertakes to handle it on the individual's own behalf.

                                  ARTICLE VII

                      TERMINATION OR AMENDMENT OF THE PLAN

     7.1 Termination or Amendment. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including but not limited to any amendment to take into account changes in law and tax and accounting rules, or deemed necessary to ensure that the Company complies with any regulatory requirement referred to in Article IV or with the requirements of
Section 16 of the Act and Rule 16b-3 promulgated pursuant to the Act). Notwithstanding that general rule:

          (a) Participant Limitation. Unless otherwise required by law, the rights of a Participant with respect to Options granted prior to the termination, alteration or amendment may not be impaired without the consent of the Participant; and,

          (b) Stockholder Limitation. Without the approval of the Company's stockholders, no alteration or amendment may be made which would require approval of the stockholders as a condition of compliance with Rule 16b-3 under the Act.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 No Right To Employment. The existence of the Plan or an Option shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment of any employee at any time.

     8.2 Optionees and Grantees Not Stockholders. An Optionee, Grantee, or legal representative has none of the rights of a stockholder with respect to shares subject to Options until the Option is exercised and shares are issued upon exercise of the Option.

     8.3 Withholding of Taxes. The Company has the right to require, prior to the issuance or delivery of any shares of Common Stock or any payment under the Plan, payment by the Participant of any taxes required by law.

     (a) Withholding. The Committee may permit a withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A Reporting Person may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (a Withholding Election) only if the election is approved by the Committee.

     (b) Fractional Shares. Any fraction of a share of Common Stock required to satisfy a tax obligation shall be disregarded and the amount due must be paid instead in cash by the Participant.

     8.4 No Assignment of Benefits. Except as previously provided with respect to a qualified domestic relations order, no benefits payable under the Plan are, except as otherwise specifically provided by law, subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any benefit is void. Any benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who is or will be entitled to the benefit, nor is it subject to attachment or legal process for or against such person. If any person entitled to a benefit hereunder is adjudicated a bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge a benefit, or if any attempt is made to subject any benefit to the debts, contracts, liabilities, engagements or torts of any person entitled to the benefit, then the benefit shall, in the discretion of the Committee, cease and terminate. In that event the Committee may cause the benefit, or any part thereof, to be held or applied for the benefit of the person, his or her spouse, children or other dependents, or any of them, in the manner and proportion as the Committee determines.

     8.5 Governing Law. This Plan shall be governed by the law of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     8.6 Other Plans. Nothing contained in this Plan shall prevent the Company from adopting additional compensation plans or arrangements.

     8.7 Federal Securities Law. Notwithstanding any other provision of the Plan, no transaction shall be given effect on any date which would, in the opinion of counsel to the Company, result in liability under Section 16(b) of the Act.

                                   ARTICLE IX

                          EFFECTIVE DATE; TERM OF PLAN

     9.1 Effective Date. The Plan is conditioned on the approval of the stockholders of Kaydon at the Annual Meeting of Stockholders on April 21, 1993. The Plan is effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.

     9.2 Term of Plan. No Options may be granted hereunder after April 21, 2003. This Section 9.2 shall not affect any Option granted prior to such date.

                                                                       APPENDIX


PROXY                          KAYDON CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 1997
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KAYDON CORPORATION

    The undersigned hereby appoints LAWRENCE J. CAWLEY and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, Florida on Friday, April 25, 1997 at 10:00 AM, Eastern time, and at any adjournment thereof.

    Your vote for the proposal to approve an amendment to the Kaydon Corporation 1993 Stock Option Plan and for the five directors may be indicated below. Gerald
J. Breen, Brian P. Campbell, Lawrence J. Cawley, Stephen K. Clough, and John H.
F. Haskell, Jr. have been nominated for election as Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO AMEND THE STOCK OPTION PLAN (EXCEPT THAT, FOR PURPOSES OF THE PROPOSAL TO AMEND THE STOCK OPTION PLAN, ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE COUNTED FOR OR AGAINST THE PROPOSAL). PLEASE MARK BOX [ ] OR [X] .
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

1. Election of Directors:

[ ]  FOR all nominees (except as   [ ]  AUTHORITY WITHHELD for all.  [ ]  AUTHORITY WITHHELD for the following only (write
     listed to the contrary).                                             each nominee's name in the space below).

--------------------------------------------------------------------------------
                                    Name(s)
                (Continued and to be signed on the reverse side)

2. Proposal to approve an amendment to the Kaydon Corporation 1993 Stock Option Plan, as described in the Proxy Statement.

             [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. In their discretion, on other matters which properly come before the meeting or any postponement or adjournment thereof.

    You are urged to date, sign, and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

                                                Dated:                    , 1997
                                                      --------------------


                                                --------------------------------

                                                           Signature

                                                --------------------------------

                                                   Signature if held jointly

                                                IMPORTANT: Please sign exactly
                                                as your name or names appear
                                                hereon. If signing as an
                                                attorney, executor,
                                                administrator, trustee,
                                                guardian, or in some other
                                                representative capacity, or as
                                                officer of a corporation, please
                                                indicate your capacity or full
                                                title. For joint accounts, all
                                                tenants should sign.